November 27,  1995







Mr. Mike Levin







Dear Mike,



I would like to extend to you our offer to join Sears, Roebuck and Co. as Senior Vice President and General Counsel effective
January 1, 1996. In this position you will be reporting directly to me.



While this letter does not constitute an employment contract, I thought it important that we put our offer in writing to clarify the terms of your employment. This offer is contingent upon the approval of the Sears Board of Directors.



Your compensation package will consist of the following:



Annual base salary of $400,000, with periodic increases based on performance



Participation in Sears Annual Incentive Plan with a bonus target of 60% of base salary. Based on your beginning salary, the initial annual bonus target amounts to $240,000. The annual incentive performance objective for your position is based on our achievement of Company net income goals. Currently the plan pays for performance above and below the target objective as follows:



Threshold (90% of prior year Net Income) pays 25% of target

Target (110% of prior year Net Income) pays 100% of target

Maximum (130% of prior year Net Income) pays 230% of target



We will guarantee a minimum bonus award for 1996 equal to your target award of $240,000.



Participation in Sears Long-Term Incentive Plan with a potential incentive target of 125% of base pay pro-rata. For the 1996-1997 cycle, 70% of your long-term incentive target will be conveyed in Sears stock options and 30% earned through a Performance Incentive Plan. The Performance Incentive Plan awards will be determined based on achievement of our Total Performance Index objectives. The Performance Plan award can
range between   50% - 150% of the target award.



5,000 shares of restricted stock which will vest according to the following schedule:



		1/97 - 1,666 shares

		1/98 - 1,666 shares

		1/99 - 1,668 shares



Alternatively, to assist you in your personal tax planning, we could consider having these shares cliff vest at retirement.



However, in the event of death or permanent and total disability prior to all shares becoming vested, your shares will vest as follows:



If death or disability occurs between January 1, 1996 and June
30, 1996, all shares would be forfeited but you would receive a cash payment for the value of 2,500 shares at the time death or disability occurs;

If death or disability occurs between July 1, 1996 and December
31, 1997,  50% of the unvested shares would become vested;

And if death or disability occurs after January 1, 1998, all remaining unvested shares would become fully vested



20,000 non-qualified stock options which will vest according to the following schedule:



		1/97 - 6,666 shares

		1/98 - 6,666 shares

		1/99 - 6,668 shares



However, in the event of death or permanent and total disability prior to all option shares becoming vested, your option shares will vest as follows:



If death or disability occurs between January 1, 1996 and June
30, 1996, all option shares would be forfeited but you would receive a cash payment for the value of the options at the time death or disability occurs

If death or disability occurs after July 1, 1996, all unvested option shares would become vested



Participation in standard Company benefits with your position.
Your initial annual vacation will be four weeks.



The potential for an 8 year service enhancement to your final pension benefit will be provided through the non-qualified pension plan to offset the loss of certain retirement benefits from your current partnership. The service enhancement will be vested to you as a 2 yr-for-1 yr service credit over the first eight years of your employment with Sears. All other provisions of the Sears pension plan will apply to this benefit.



However, in the event of death or permanent and total disability during your first eight years of employment, your service enhancement would vest as follows:



If death or disability occurs during the first two years of employment, the first four years of the service enhancement would become vested

If death or disability occurs during the third year of employment, the first six years of the service enhancement would become vested

If death or disability occurs after the third year of employment, all eight years of the service enhancement would become vested



Nothing contained in this letter shall limit the right of you or Sears to terminate your employment with or without cause at any time. However, in the event that Sears should terminate you other than for cause during your first three years of employment, you will receive one and one-half years base salary and a pro-rata share of your annual incentive. This will constitute the entire damages you can claim against Sears.





This offer of employment is contingent upon your satisfactorily passing a pre-employment drug test. We'll arrange for the test to be taken prior to the first day of your employment.



Mike, we have great confidence in your ability to significantly contribute to the future success of Sears. I look forward to working with you to build that success.



							Sincerely,





                                /S/ Arthur C. Martinez







cc:  A.J. Rucci